SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 2, 2003
(Date of earliest event reported)

________________________________

SUMMIT BROKERAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

________________________________

Florida (State or other jurisdiction of incorporation or organization)	0-29337 (Commission File Number)	59-3202578 (IRS Employer Identification No.)

25 Fifth Avenue
Indialantic, Florida 32902
(Address of principal executive offices, zip code)

(321) 724-2303
(Registrant’s telephone number, including area code)

Signature Page

Item 5. Other Information.

     Effective January 2, 2003, Summit Holding Group, Inc., a subsidiary of the Registrant, and Wachovia Securities Financial Network, Inc. (“WSFN”), entered into an agreement pursuant to which it is anticipated that approximately 20 brokers from WSFN will join Summit Brokerage Services, Inc. (the “Registrant”) in February 2003. In connection with this transaction, Summit Holding Group, Inc. agreed to assume certain obligations of WSFN.

     Also, in the fourth quarter of 2002, the Registrant also closed on approximately $2,000,000 in equity financing pursuant to a private placement of 8,000,000 shares of common stock at a purchase price of $.25 per share.

Signature Page

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT BROKERAGE SERVICES, INC.

Date: January 2, 2003	/s/ Marshall T. Leeds Marshall T. Leeds Chairman and Chief Executive Officer